Exhibit 3.3

COMPANY NO. 09221465

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AON GLOBAL HOLDINGS PLC

CAPITALISATION OF PROFITS AND RESERVES	41

RECORD DATES	42

ACCOUNTS	43

COMMUNICATIONS	43

DESTRUCTION OF DOCUMENTS	46

WINDING UP	47

INDEMNITY	47

COMPANY NO. 09221465

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AON GLOBAL HOLDINGS PLC

(adopted by special resolution passed on              2020)

PRELIMINARY

Relevant model articles	1.	The regulations in the Companies (Model Articles) Regulations 2008 as in force at the date of incorporation of the Company shall not apply to the Company.

Definitions	2.	In these Articles, except where the subject or context otherwise requires:

		Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

		Articles means these articles of association as altered from time to time by special resolution;

		auditors means the auditors of the Company;

		the board means the directors or any of them acting as the board of directors of the Company;

		clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

		director means a director of the Company;

		dividend means dividend or bonus;

		entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

member means a member of the Company;

office means the registered office of the Company;

paid means paid or credited as paid;

register means the register of members of the Company;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

share means a share in the capital of the Company; and

United Kingdom means Great Britain and Northern Ireland.

Construction	References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Nothing in these Articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it.

References to a person’s participation in the business of any general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Act or these Articles to be made available at the meeting and participate and participating shall be construed accordingly.

References to electronic facility mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the board pursuant to Article 54.

References to a meeting mean a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting of

		the Company at which some or all persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Act and the Articles and attend and participate, attending and participating and attendance and participation shall be construed accordingly.

		Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

		Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

		Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

		Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

		In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

		SHARE CAPITAL AND LIMITED LIABILITY

Limited liability	3.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Shares with special rights	4.	Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Residual allotment powers	5.	Subject to the provisions of the Act relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 6:

		(a) the board has general authority to exercise all the powers of the Company to allot shares and to grant rights to subscribe for and to convert any security into shares;

		(b) all shares shall be at the disposal of the board; and

		(c) the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of shares to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares	6.	Subject to the provisions of the Act, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

Commissions	7.	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised	8.	Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).
		VARIATION OF RIGHTS

Method of varying rights	9.	Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

		(a) with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

When rights deemed to be varied	10.	For the purposes of Article 9, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

SHARE CERTIFICATES

Members’ rights to certificates		Every member, on becoming the holder of a share shall be entitled, without payment, to one certificate for all the shares of each class held by the member (and, on transferring a part of the member’s holding of shares of any class, to a certificate for the balance of the member’s holding of shares). The member may elect to receive one or more additional certificates for any of the member’s shares if the member pays a reasonable sum determined from time to time by the board for every certificate after the first. Every certificate shall:

(c) be executed under the seal or otherwise in accordance with Article 142 or in such other manner as the board may approve; and

(d) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates	11.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

		LIEN

Company to have lien on shares	12.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale	13.	The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale	14.	To give effect to that sale the board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds	15.	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (on surrender to the Company for cancellation of the certificate in respect of the share sold and subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

		CALLS ON SHARES

Power to make calls	16.	Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on that person even if the shares in respect of which the call was made are subsequently transferred.

Time when call made	17.	A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders	18.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable	19.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls	20.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls	21.	Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance	22.	The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him or her. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act).

		FORFEITURE AND SURRENDER

Notice requiring payment of call	23.	If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance	24.	If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares	25.	Subject to the provisions of the Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture	26.	A person shall cease to be a member in respect of any share which has been forfeited and shall surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him or her to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender	27.	The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights	28.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Act.

Evidence of forfeiture or surrender	29.	A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer	30.	Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Transfers of partly paid shares	31.	The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid.

	32.	The board may also refuse to register the transfer of a share unless the instrument of transfer:

		(a) is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

		(b) is in respect of only one class of shares; and

		(c) is in favour of not more than four transferees.

Notice of refusal to register	33.	If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

No fee payable on registration	34.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers	35.	The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

TRANSMISSION OF SHARES

Transmission	36.	If a member dies, the survivor or survivors where the member was a joint holder, and his or her personal representatives where the member was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him or her.

Elections permitted	37.	A person becoming entitled by transmission to a share may, on production of any evidence as to his or her entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him or her registered as the transferee. If he or she elects to become the holder he or she shall send notice to the Company to that effect. If he or she elects to have another person registered, he or she shall execute an instrument of transfer of the share to that person. If he or she elects to have himself or herself or another person registered, he or she shall take any action the board

		may require (including without limitation the execution of any document) to enable himself or herself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required	38.	The board may at any time send a notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission	39.	A person becoming entitled by transmission to a share shall, on production of any evidence as to his or her entitlement properly required by the board and subject to the requirements of Article 37, have the same rights in relation to the share as he or she would have had if he or she were the holder of the share, subject to Article 150. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he or she shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or participate in, any meeting of the Company or to receive notice of, or to attend or participate in, any separate meeting of the holders of any class of shares.

ALTERATION OF SHARE CAPITAL

New shares subject to these Articles	40.	All shares created by increase of the Company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions arising	41.	Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members. The board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

GENERAL MEETINGS

Annual general meetings	42.	The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

Class meetings	43.	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares, except that:

		(a) the necessary quorum shall be one person holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

		(b) any holder of shares of the class present in person or by proxy may demand a poll; and

		(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by the holder.

		For the purposes of this Article, where a person is present by proxy or proxies, the person is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

Convening general meetings	44.	The board may call general meetings whenever and at such times as it shall determine. On the requisition of members pursuant to the provisions of the Act, the board shall promptly convene a general meeting in accordance with the requirements of the Act. If there are insufficient directors in the United Kingdom to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

	45.	The board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so by simultaneous attendance and participation at a physical place (or places, in accordance with Article 53) anywhere in the world determined by it, or by means of electronic facility or facilities determined by it in accordance with Article 54, or partly in one way and partly in another.

NOTICE OF GENERAL MEETINGS

Period of notice	46.	An annual general meeting shall be called by at least 21 clear days’ notice, but an annual general meeting may be called by shorter notice if it is so agreed by all the members entitled to attend and vote at the meeting. All other general meetings shall be called by at least 14 clear days’ notice but such general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

Recipients of notice	47.	Subject to the provisions of the Act, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general	48.	Subject to the provisions of the Act, the notice shall specify the time and date of the meeting and the general nature of the business to be dealt with.

Contents of notice: additional requirements	49.	In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Determination of place of meeting	50.	The notice shall specify the physical place or places at which the general meeting shall be held (wholly or partly) (and any satellite meeting place determined in accordance with Article 53 shall be identified as such in the notice).

Meeting by means of electronic facility	51.	If the board determines that a general meeting shall be held partly by means of electronic facility or facilities, the notice shall specify the means, or all different means, of attendance and participation determined in accordance with Article 54 and any access, identification and security arrangements determined in accordance with Article 61.

Article 62 arrangements	52.	The notice shall specify any arrangements made for the purpose of Article 56 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meeting at more than one place	53.	The board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to:

		(a) participate in the business for which the meeting has been convened;

		(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

		(c) be heard and seen by all other persons so present in the same way.

		The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

General meeting by means of electronic facility	54.	The board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation by means of electronic facility or facilities and determine the means, or all different means, of attendance and participation used in relation to a general meeting. The members present in person or by proxy by means of electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including by means of electronic facility or facilities) are able to:

		(a) participate in the business for which the meeting has been convened;

		(b) hear all persons who speak at the meeting; and

		(c) be heard by all other persons present at the meeting.

Interruption or adjournment where facilities inadequate	55.	If it appears to the chair of the general meeting that:

		(a) the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 53; or

		(b) an electronic facility has become inadequate for the purposes referred to in Article 54,

		then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 67 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings	56.	The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance	57.	The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 56 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion

		considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 56. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting	58.	If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at a declared place (including a satellite meeting place to which Article 53 applies), and/or by means of a declared electronic facility, and/or at the declared time, it may change any place and/or electronic facility and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change again any place and/or electronic facility and/or postpone the time if it decides that it is reasonable to do so. In any case:

		(a) no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date and time of the meeting, and the means of attendance and participation (including any place and/or electronic facility) for the meeting, in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place or places and/or electronic facility or facilities and/or postponement to appear at the original place or places and/or on the original electronic facility or facilities, in each case at the original time; and

		(b) a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 86(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 86(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Accidental omission to send notice etc.	59.	The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security at physical meetings	60.	The board (and, at a general meeting, the chair) may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting held at a physical place including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chair are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Security at electronic meetings	61.	If a general meeting is held partly by means of electronic facility or facilities, the board (and, at a general meeting, the chair) may make any arrangement and impose any requirement or restriction that is:

		(a) necessary to ensure the identification of those taking part and the security of the electronic communication; and

		(b) proportionate to the achievement of those objectives.

PROCEEDINGS AT GENERAL MEETINGS

Quorum	62.	No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chair, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

(a)   each is a qualifying person only because he or she is authorised under the Act to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

		(b) each is a qualifying person only because he or she is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

		For the purposes of this Article a ‘qualifying person’ means (i) an individual who is a member of the Company, (ii) a person authorised under the Act to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

If quorum not present	63.	If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chair of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair of the meeting may, subject to the provisions of the Act, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chair	64.	The chair, if any, of the board or, in his or her absence, any deputy chair of the Company or, in his or her absence, some other director nominated by the board, shall preside as chair of the meeting. If neither the chair, deputy chair nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chair, the directors present shall elect one of their number to be chair. If there is only one director present and willing to act, he or she shall be chair. If no director is willing to act as chair, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person and entitled to vote shall choose a member to be chair.

Directors entitled to speak	65.	A director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares.

Adjournment: chair’s powers	66.	The chair may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time. In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 55), the chair may adjourn the meeting without such consent, if it appears to him or her that it would facilitate the conduct of the business of the meeting to do so.

Adjournment: procedures	67.	Any such adjournment may, subject to the provisions of the Act, be for such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair may in his or her absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to attend or participate in the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 86 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chair or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 86(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time of, and means, or all different means, of attendance and participation (including any place and/or electronic facility) for, the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place.

Methods of voting at general meetings	68.	A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall, unless the chair of the meeting determines that it shall (subject to the remainder of this Article) be decided on a show of hands, be decided on a poll. Subject thereto, a resolution put to the vote at a general meeting shall be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal

		of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded by:

		(a) the chair of the meeting; or

		(b) (except on the election of the chair of the meeting or on a question of adjournment) at least five members present in person or by proxy having the right to vote on the resolution; or

(c)   any member or members present in person or by proxy representing not less than 10 per cent of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)   any member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10 per cent of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

		The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

Declaration of result	69.	Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chair that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll	70.	The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chair. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chair or any other member entitled may demand a poll.

Conduct of poll	71.	Subject to Article 72, a poll shall be taken as the chair directs and he or she may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and means for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken	72.	A poll demanded on the election of a chair or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be

		taken either at the meeting or at such time and by such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair directs, not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll	73.	No notice need be sent of a poll not taken at the meeting at which it is demanded if the time at and means by which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time at and means by which the poll is to be taken.

Effectiveness of special resolutions	74.	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

VOTES OF MEMBERS

Right to vote on a show of hands	75.	Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a show of hands:

		(a) every member who is present in person shall have one vote;

		(b) subject to paragraph (c) of this Article, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote;

		(c) a proxy has one vote for and one vote against the resolution if:

		(i) the proxy has been duly appointed by more than one member entitled to vote on the resolution, and

		(ii) the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

Right to vote on a poll	76.	Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which the person is the holder.

Votes of joint holders	77.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity	78.	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his or her receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or

		other person may, on a show of hands or on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears	79.	No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by the member unless all moneys presently payable by the member in respect of that share have been paid.

Errors in voting	80.	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting	81.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chair whose decision shall be final and conclusive.

Voting: additional provisions	82.	On a poll, a member entitled to more than one vote need not, if the member votes, use all the member’s votes or cast all the votes the member uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy: form	83.	The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:

		(a) in hard copy form; or

		(b) in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy	84.	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other provisions	85.	The board may, if it thinks fit, but subject to the provisions of the Act, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Delivery/receipt of proxy appointment	86.	Without prejudice to Article 58(b) or to the second sentence of Article 67, the appointment of a proxy shall:

(a)   if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom and by such time as may be specified by or on behalf of the Company for that purpose:

		(i) in the notice convening the meeting; or

		(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting;

		provided that:

(iii)  the time so specified may not be earlier than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 58) at which the person named in the appointment proposes to vote; and

(iv) if no time is specified, the appointment of a proxy shall be delivered not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 58) at which the person named in the appointment proposes to vote; or

(b)   if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Act or to any other address and by such time as may be specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

		(i) in the notice convening the meeting; or

		(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

		(iii) in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

		(iv) on a website that is maintained by or on behalf of the Company and identifies the Company;

provided that:

(v)   the time so specified may not be earlier than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 58) at which the person named in the appointment proposes to vote; and

(vi) if no time is specified, the appointment of a proxy shall be received not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 58) at which the person named in the appointment proposes to vote; or

(c)   in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)   if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair or to the secretary or to any director.

In calculating the periods mentioned in this Article, the board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

Authentication of proxy appointment not made by holder	(e) Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(i) the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(ii)  that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(iii)  whether or not a request under this Article has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment	87.	A proxy appointment which is not delivered or received in accordance with Article 86 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy	88.	A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

	89.	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives	90.	Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting the person to exercise his or her powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person:

		(a) on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the grantor would be entitled to; and

		(b) where paragraph (a) of this Article does not apply and more than one authorised person purport to exercise a power in respect of the same shares:

		(i) if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

		(ii) if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority	91.	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

		(a) whether he or she counts in deciding whether there is a quorum at a meeting;

		(b) the validity of a poll he or she demands at a meeting; or

		(c) the validity of a vote he or she gives at a meeting,

		unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 86(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 86(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

APPOINTMENT OF DIRECTORS

Powers of the Company	92.	The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

	93.	The holder or holders for the time being of more than one half in nominal value of the shares giving the right to attend and vote at a general meeting of the company or the parent company (if any) may at any time and from time to time appoint any person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director, and may remove any director from office. Any appointment or removal of a director in accordance with this article must be effected by notice in writing to the company signed by the person making the appointment or removal or in any other manner approved by the directors.

Appointment by board	94.	The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director.

No share qualification	95.	A director shall not be required to hold any shares by way of qualification.

ALTERNATE DIRECTORS

Power to appoint alternates	96.	Any director (other than an alternate director) may appoint any person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed.

Alternates entitled to receive notice	97.	An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his or her appointor is a member, to attend and vote at any such meeting at which his or her appointor is not personally present, and generally to perform all the functions of his or her appointor (except as regards power to appoint an

		alternate) as a director in his or her absence. It shall not be necessary to send notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director	98.	A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he or she represents (and who is not present) in addition to his or her own vote (if any) as a director, but he or she shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates	99.	An alternate director may be repaid by the Company such expenses as might properly have been repaid to him or her if he or she had been a director but shall not be entitled to receive any remuneration from the Company in respect of services as an alternate director except such part (if any) of the remuneration otherwise payable to his or her appointor as such appointor may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he or she were a director.

Termination of appointment	100.	An alternate director shall cease to be an alternate director:

		(a) if his appointor ceases to be a director; or

		(b) on the happening of any event which, if he or she were a director, would cause him or her to vacate his office as director; or

		(c) if he or she resigns his office by notice to the Company.

Method of appointment and revocation	101.	Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 96) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.

Alternate not an agent of appointor	102.	Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his or her own acts and defaults and shall not be deemed to be the agent of his or her appointor.

POWERS OF THE BOARD

Business to be managed by board	103.	Subject to the provisions of the Act and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had

		not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights	104.	The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

Committees of the board	105.	The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him or her. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

		Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards etc.	106.	The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents	107.	The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his or her powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title ‘director’	108.	The board may appoint any person to any office or employment having a designation or title including the word ‘director’ or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word ‘director’ in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director	109.	A person ceases to be a director as soon as:

		(a)	that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

		(b)	a bankruptcy order is made against that person;

		(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

		(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

		(e)	notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms;

		(f)	that person has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his or her alternate director (if any) has not attended in his or her place during that period and the board resolves that his or her office be vacated; or

		(g)	that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him or her acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him or her and acting in his or her capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.

Power of Company to remove director	110.	The Company may, without prejudice to the provisions of the Act, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he or she may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to

		be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

		REMUNERATION AND EXPENSES

Remuneration	111.	The directors shall be entitled to such remuneration for their services as the Company may from time to time by ordinary resolution determine. Subject to and in default of such determination, each such director shall be paid a fee for his or her services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Directors may be paid expenses	112.	The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

		EXECUTIVE DIRECTORS

Appointment to executive office	113.	Subject to the provisions of the Act, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him or her of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office	114.	Any appointment of a director to an executive office shall terminate if he or she ceases to be a director but without prejudice to any rights or claims which he or she may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his or her appointment to such executive office terminates.

Emoluments to be determined by the board	115.	The emoluments of any director holding executive office for his or her services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to the director or his or her dependants on or after retirement or death, apart from membership of any such scheme or fund.

		DIRECTORS’ INTERESTS

Authorisation under s175 of the Act	116.	For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

		(a) any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

		(b) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

		The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

		For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Director may contract with the Company and hold other offices etc	117.	Provided that he or she has disclosed to the board the nature and extent of his or her interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

		(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)   may act by himself or herself or his or her firm in a professional capacity for the Company (otherwise than as auditor) and the director or his or her firm shall be entitled to remuneration for professional services as if he or she were not a director; and

		(c) may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

		(i) in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

		(ii) with which he or she has such a relationship at the request or direction of the Company.

Remuneration, benefits etc.	118.	A director shall not, by reason of his or her office, be accountable to the Company for any remuneration or other benefit which he or she derives from

		any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)   the acceptance, entry into or existence of which has been approved by the board pursuant to Article 116 (subject, in any such case, to any limits or conditions to which such approval was subject); or

		(b) which he or she is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 117;

		nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duty under section 176 of the Act.

Notification of interests	119.	Any disclosure required by Article 117 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.

Duty of confidentiality to another person	120.	A director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a director of the Company and in respect of which he or she owes a duty of confidentiality to another person. However, to the extent that his or her relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 116. In particular, the director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the Act because he or she fails:

		(a) to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

		(b) to use or apply any such information in performing his or her duties as a director of the Company.

Consequences of authorisation	121.	Where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 116 and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he or she owes to the Company by virtue of sections 171 to 177 of the Act because he or she:

(a)   absents himself or herself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)   makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser,

		(c) for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists.

Without prejudice to equitable principles or rule of law	122.	The provisions of Articles 120 and 121 are without prejudice to any equitable principle or rule of law which may excuse the director from:
		(a) disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)   attending meetings or discussions or receiving documents and information as referred to in Article 121, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

		GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions	123.	The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him or her, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance	124.	Without prejudice to the provisions of Article 178, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)   a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

		(b) a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

(c)   including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account	125.	No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Act	126.	The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

		PROCEEDINGS OF THE BOARD

Convening meetings	127.	Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to the director personally or by word of mouth or sent in hard copy form to the director at his or her last known address or such other address (if any) as may for the time being be specified by the director or on his or her behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by the director or on his or her behalf to the Company for that purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during the director’s absence be sent in hard copy form or in electronic form to such address (if any) for the time being specified by the director or on his or her behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to directors not so absent and, if no such request is made to the board, it shall not be necessary to send notice of a board meeting to any director who is for the time being absent from the United Kingdom. No account is to be taken of directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chair shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum	128.	The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director may, if his or her appointor is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum	129.	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chair and deputy chair	130.	The board may appoint one of their number to be the chair, and one of their number to be the deputy chair, of the board and may at any time remove either

		of them from such office. Unless he or she is unwilling to do so, the director appointed as chair, or in his or her stead the director appointed as deputy chair, shall preside at every meeting of the board at which he or she is present. If there is no director holding either of those offices, or if neither the chair nor the deputy chair is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chair of the meeting.

Validity of acts of the board	131.	All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing	132.	A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)   a director signifies his agreement to a proposed written resolution when the Company receives from the director a document indicating his or her agreement to the resolution authenticated in the manner permitted by the Act for a document in the relevant form;

		(b) the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

		(c) if an alternate director signifies his or her agreement to the proposed written resolution, his appointor need not also signify his or her agreement; and

		(d) if a director signifies his or her agreement to the proposed written resolution, an alternate director appointed by the director need not also signify his or her agreement in that capacity.

Meetings by telephone etc.	133.	Without prejudice to the first sentence of Article 127, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if the person is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is. The word meeting in Articles 127, 128, 130, 131 and 133 shall be construed accordingly.

Directors’ power to vote on contracts in which they are interested	134.	Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which the director has an interest (other than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless that interest arises only because the resolution concerns one or more of the following matters:

(a)   the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by the director or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)   the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)   a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

(d)   a contract, arrangement, transaction or proposal concerning any other body corporate in which the director or any person connected with him or her is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if the director and any persons connected with him or her do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)   a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award the director any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)   a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

		For the purposes of this Article, in relation to an alternate director, an interest of his or her appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

	135.	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of proposals	136.	Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chair final and conclusive	137.	If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chair of the meeting, it shall be decided by resolution of the board (on which the chair shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chair have not been fairly disclosed.

		SECRETARY

Appointment and removal of secretary	138.	The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between the secretary and the Company.

		MINUTES

Minutes required to be kept	139.	The board shall cause minutes to be recorded for the purpose of:

		(a) all appointments of officers made by the board; and

		(b) all proceedings at meetings of the Company, the holders of any class of shares, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes	140.	Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

		THE SEAL

Authority required for execution of deed	141.	The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for shares and debentures	142.	The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

		REGISTERS

Overseas and local registers	143.	Subject to the provisions of the Act and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts	144.	Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

		(a) any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

		(b) any resolution passed by the Company, the holders of any class of shares, the board or any committee of the board, whether in hard copy form or electronic form; and

		(c) any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

		If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

		DIVIDENDS

Declaration of dividends	145.	Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends	146.	Subject to the provisions of the Act, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a)   pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

		(b) pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

		If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies	147.	Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends	148.	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie	149.	A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Permitted deductions and retentions	150.	The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by the member to the Company in respect of that share. If a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Methods of payment to holders and others entitled	151.	Any dividend or other moneys payable in respect of a share may be paid (whether in sterling or foreign currency) by such method or combination of methods as the board, in its absolute discretion, may decide. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the board may decide, the board may decide that payment shall be made wholly or partly:

(a)   by inter-bank transfer or by electronic means or by any other means to an account (of a type approved by the board) nominated by the holder in writing or in such other manner as the board may decide; or

		(b) by cheque or warrant or any similar financial instrument made payable to or to the order of the holder.

Joint entitlement	152.	If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may (without prejudice to Article 150):

		(a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

		(b) for the purpose of Article 151, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post	153.	A cheque or warrant or any similar financial instrument may be sent by post:

		(a) if a share is held by a sole holder, to the registered address of the holder of the share; or

		(b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

		(c) without prejudice to Article 150, if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 168; or

		(d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk	154.	Payment of a cheque or warrant or any similar financial instrument by the bank on which it was drawn, or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the board directly to an account (of a type approved by the board) shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent, or transfer of funds or payment made, in accordance

		with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 151.

Interest not payable	155.	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Treatment of unclaimed dividends or amounts treated as unclaimed	156.	The amount of any unclaimed dividend or other moneys payable in respect of a share that are unclaimed, may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a holder if those instruments have been returned undelivered, or left uncashed by that holder, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the holder’s new address. The entitlement conferred on the Company by this Article in respect of any holder shall cease if the holder claims a dividend or cashes a dividend warrant, cheque or similar financial instrument. Any dividend or any other moneys payable in respect of a share, that has or have remained unclaimed for 12 years from the date when it or they became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.

	CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise	157.	The board may with the authority of an ordinary resolution of the Company:

(a)   subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)   appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)   apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d) allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)   where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f) authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i) the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)  the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g) generally do all acts and things required to give effect to the ordinary resolution; and

(h)   for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

Record dates for dividends etc.	158.	Notwithstanding any other provision of these Articles, the Company or the board may:

(a)   fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)   for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)   for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board

		ACCOUNTS

Rights to inspect records	159.	No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts	160.	Subject to the Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Act, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Act or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

		COMMUNICATIONS

When notice required to be in writing	161.	Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice	162.	Subject to Article 161 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Act or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Act shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member etc. sending document or information	163.	Subject to Article 161 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

		(a) the determined form and means are permitted by the Act for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Act; and

(b)   unless the board otherwise permits, any applicable condition or limitation specified in the Act, including without limitation as to the address to which the document or information may be sent, is satisfied.

		Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Act for authentication of a document or information sent in the relevant form.

Notice to joint holders	164.	In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Registered address outside UK	165.	A member whose registered address is not within the United Kingdom and who sends to the Company an address within the United Kingdom at which a document or information may be sent to the member shall be entitled to have the document or information sent to the member at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Act that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

		(a) no such member shall be entitled to receive any document or information from the Company; and

(b)   without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice	166.	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications	167.	The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission	168.	A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice	169.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the register, has been sent to a person from whom he or she derives his title

Proof of sending/when notices etc. deemed sent by post	170.	Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

		(a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

		(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the document or information was posted;

		(c) in any other case, on the second day following that on which the document or information was posted.

When notices etc. deemed sent by hand	171.	A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address or an address notified to the Company in accordance with Article 165.

Proof of sending/when notices etc. deemed sent by electronic means	172.	Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc. deemed sent by website	173.	A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:
		(a)	when the document or information was first made available on the website; or
(b)

if later, when the member is deemed by Article 170, 171 or 172 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents	174.	The Company shall be entitled to destroy:
(a)

all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

		(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

		(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

		(d)	all paid dividend warrants, cheques and similar financial instruments at any time after the expiration of one year from the date of actual payment;

		(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

		(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents	175.	It shall conclusively be presumed in favour of the Company that:
		(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 174 was duly and properly made;
		(b)	every instrument of transfer destroyed in accordance with Article 174 was a valid and effective instrument duly and properly registered;

		(c) every share certificate destroyed in accordance with Article 174 was a valid and effective certificate duly and properly cancelled; and

		(d) every other document destroyed in accordance with Article 174 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

		but:

(e)   the provisions of this Article and Article 174 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)   nothing in this Article or Article 174 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 174 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 174; and

		(g) any reference in this Article or Article 174 to the destruction of any document includes a reference to its disposal in any manner.

		WINDING UP

Liquidator may distribute in specie	176.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)   divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

		(b) vest the whole or any part of the assets in trustees for the benefit of the members; and

		(c) detemine the scope and terms of those trusts,

		but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator	177.	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

		INDEMNITY

Indemnity to directors and officers	178.	Subject to the provisions of the Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him or her for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Act.